                                                                   EXHIBIT 10.12


     PUBLIC NOTICE

     [FEDERAL COMMUNICATIONS COMMISSION LOGO APPEARS HERE]

     FEDERAL COMMUNICATIONS COMMISSION
     1919 M STREET N.W.
     WASHINGTON, D.C. 20554                                           44391

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     News media information 202/632-5050. Recorded listing of releases and texts
     202/632-0002.

 Report No. I-7019                                               August 17, 1994



               OVERSEAS COMMON CARRIER SECTION 214 APPLICATIONS
                                 ACTIONS TAKEN
                            (Formal Section 63.01)


     The following applications for international Section 214 certification have been granted effective August 13, 1994, pursuant to the Commission's streamlined processing procedures set forth in Section 63.12 of the Commission's Rules, 47 C.F.R. Section 63.12.

ITC-94-358     American Telesource International, Inc. (resale of public
               switched service).

ITC-94-359     RAM Technologies, Inc. (resale of public switched service).

ITC-94-360     Citadel Communications, Inc. (resale of public switched service).

ITC-94-361     Preferred Network Communications Corporation (resale of public switched service).

The applicants listed above are authorized to provide international switched services by reselling the international switched services of other carriers as listed in their application, and only in accordance with all rules, regulations and policies of the Commission.

                                   ________

ITD-94-011     Westinghouse Communication Services, Inc. applies to discontinue common carrier service over international earth station KA-327, Stamford, Connecticut.

     The following applications for international Section 214 certification have been granted effective August 13, 1994, pursuant to the Commission's streamlined processing procedures set forth in Section 63.12 of the Commission's Rules, 47 C.F.R. Section 63.12.
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                                      -2-

ITC-94-292     WilTel International, Inc. (resell of non-interconnected private lines to various countries.

The applicants listed above are authorized to provide international switched and/or private line services by reselling the international switched and/or private line services of other carriers as listed in their application, and only in accordance with all rules, regulations and policies of the Commission. Applicants shall file semi-annual reports of circuit additions, pursuant to
Section 63.15(b) of the Commission's Rules. Applicants also shall file with the Commission a copy of any operating agreement entered into with its foreign correspondents within thirty (30) days of its execution, and shall otherwise comly with the filing requirements contained in Section 43.51 of the Commission's Rules. In addition, those applicants reselling international interconnected private lines to Canada shall file all arrangements for private line interconnection to the United States public switched network pursuant to this section.

     Those applicants reselling international private lines for the provision of non-interconnected private line service are limited to the provision of such private line service only between the U.S. and those points listed in their application -- that is, private lines which originate in the U.S. and terminate in one of the points listed in their application, or which originate in one of the points listed in their application and terminate in the U.S. In addition, applicants may not -- and the applicants' tariffs must state that the applicants' customers may not -- connect private lines provided over these facilities to the public switched network at either the U.S. or foreign end, or both, for the provision of international basic telecommunications services, including switched voice services, unless authorized to do so by the Commission upon a finding that the foreign administration affords resale opportunities equivalent to those available under U.S. law, in accordance with Regulation of
                                                                 -------------
International Accounting Rates, Phase II, First Report and Order, 7 FCC Rcd 559
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(1991), Order on Reconsideration and Third Further Notice of Proposed
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Rulemaking, 7 FCC Rcd 7927 (1992), petition for reconsideration pending.
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     Grant of applications to resell international private lines for the provision of switched services and interconnected private line services between the United States and Canada is conditioned upon Canada's continuing to afford resale opportunities equivalent to those available under U.S. law. In addition, grant of all of these private line resale applications may be subject to future modification pursuant to the outcome of the Phase II Third Further Notice,
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fONOROLA/EMI Order, 7 FCC Rcd 7312 (1992), and any related proceedings.
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     Further, applicants nor any persons or companies directly or indirectly controlling them or controlled by them, or under direct or indirect common control with them, shall acquire or enjoy any right, for the purposes of handling or interchanging traffic to or from the United States, its territories or possessions which is denied to any other United States carrier by reason of any concession, contract, understanding, or working arrangement to which the applicants or any such persons or companies controlling or controlled by the applicants are parties.

                    Provisions Pertaining to All Applicants
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                                      - 3-

     All of the applicants listed in this public notice shall file a tariff pursuant to Section 203 of the Communications Act of 1934, as amended, 47 U.S.C.
Section 203, and Part 61 of the Commission's Rules, 47 C.F.R. Part 61, for the services requested in their application. The applicants shall file the annual reports of overseas telecommunications traffic 'required by Section 43.61 of the Commission's Rules, 47 C.F.R. Section 43.61. Further,the grant of these applications shall not be construed to include authorization for the transmission of money in connection with the services the applicants have been given authority to provide. The transmission of money is not considered to be a common carrier service.

     If an applicant is reselling services obtained pursuant to a contract, the applicant shall file publicly any contracts entered into with other carriers or a contract summary in accordance with Section 203 of the Communications Act, 47 U.S.C. (S) 203, and the Interexchange Order./(1)/ In addition, the services
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obtained by contract shall be made generally available to similarly situated customers at the same terms, conditions and rates.

     Petitions for reconsideration under Section 1.106 or applications for review under Section 1.115 of the Commission's Rules in regard to the grant of any of these applications may be filed within 30 days of the date of this public notice (see Section 1.4(b)(2)).
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     For additional information concerning this matter, please contact Janice
Alston or Mary Cobbs at (202) 632-7265.

                                     -FCC-


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     /1/ See Competition in the Interstate Interexchange Marketplace, 6 FCC Rcd
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5880, 5902 (1991)(Interexchange Order).
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